Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Carole R. Artman-Hodge
Tel 203 356 1318
Email investorrelations@mxenergy.com

MXENERGY ANNOUNCES RESTATEMENT OF INTERIM FINANCIAL
STATEMENTS AND EXTENSION OF EXCHANGE OFFER FOR

SENIOR FLOATING RATE NOTES DUE 2011

Stamford, Conn., May 30, 2007 – MxEnergy Holdings Inc. (the “Company” or “MXenergy”) today announced that the audit committee of its board of directors, on the recommendation of management, concluded that it is necessary to restate the Company’s interim financial statements for the three and six months ended December 31, 2006 (the “Restatement”). Accordingly, such interim financial statements should no longer be relied upon.

Specifically, for the three and six months ended December 31, 2006, the Company expects to record an increase to gross profit and a decrease to loss before income tax benefit of approximately $6.0 million for each period, to properly mark-to-market certain unrealized basis swaps as of December 31, 2006 for one basis location. The net income effect for the three and six months ended December 31, 2006 is approximately $3.6 million. The Company previously used an erroneous market price to record the unrealized mark-to-market impact on such basis swaps as of December 31, 2006.

The anticipated restatement does not impact the Company’s previously-reported Adjusted EBITDA for the three and six months ended December 31, 2006, cash balances or compliance with any debt covenants at December 31, 2006. Once the Restatement is complete, the Company will post on its website (www.mxholdings.com) an amended quarterly report for the three months ended December 31, 2006.

The Company also announced today that it is extending the expiration date of its offer (the “Exchange Offer”) to exchange $190,000,000 aggregate principal amount of its Senior Floating Rate Notes due 2011 (the “Exchange Notes”), which are registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal amount of its outstanding Senior Floating Rate Notes due 2011 (the “Old Notes” and, together with the Exchange Notes, the “Notes”), which are not registered under the Securities Act.

The Exchange Offer was scheduled to expire at 5:00 p.m., New York City time, on Wednesday, May 30, 2007, unless extended. The Exchange Offer is now extended indefinitely until the Restatement is complete and the Company delivers to holders of the Old Notes the updated financial statements and related information. Once such updated financial statements and related information are delivered to the holders of the Old Notes, the Company will announce via a press release a new expiration date for the Exchange Offer (the “Extended Expiration Date”).

Holders who validly tender their Old Notes by the Extended Expiration Date will receive Exchange Notes, the terms of which are substantially similar to the terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act, and, therefore, the certificates for the Exchange Notes will not bear legends restricting their transfer. The Old Notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release is neither an offer to exchange nor a solicitation of an offer to exchange with respect to any of the Notes. The Exchange Offer is subject to the terms and conditions set forth in the prospectus dated April 30, 2007, as amended or supplemented from time to time (the “Prospectus”). The Company urges investors and holders of the Old Notes to read the Prospectus and other materials related to the Exchange Offer because they contain important information about the Exchange Offer.

About MXenergy

MXenergy is one of the fastest growing retail natural gas suppliers in the country, serving approximately 500,000 customers in 36 utility territories in the United States and Canada. Founded in 1999 to provide natural gas and electricity to consumers in deregulated energy markets, MXenergy helps residential customers and small business owners control their energy bills by providing both fixed and variable rate plans. For more information, contact Carole R. Artman-Hodge, Executive Vice President, MXenergy, at 203-356-1318 or by email at investorrelations@mxenergy.com.

Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. These risks and uncertainties include, but are not limited to, our future performance generally; our business goals, strategy, plans, objectives and intentions; our integration of the assets we acquired from Shell Energy Services Company, L.L.C. in August 2006; expectations concerning future operations, margins, profitability, attrition, bad debt, interest rates, liquidity and capital resources; and expectations regarding the effectiveness of our hedging practices and the performance of suppliers, pipelines and transmission companies, storage operators, independent system operators, and other counterparties supplying, transporting, and storing physical commodity. MXenergy does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.

###